                                                                   EXHIBIT 10.23

                    FIRST AMENDMENT TO MANAGEMENT AGREEMENT


       THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (this "Amendment") is entered into as of the 1st day of January, 1993, by and between MASTER ENDLESS ESCAPE CLUB, a Texas non-profit corporation ("Master Club"), and ASCENSION RESORTS, LTD., a Texas limited partnership ("Manager").

                                R E C I T A L S:

       WHEREAS, the Master Club and Manager entered into a certain Management Agreement as of the 28th day of March, 1990, (the "Management Agreement"), for purposes of Manager providing management services to the Master Club and certain Resorts, as designated in the Management Agreement (the "Resorts"); and


       WHEREAS, the Master Club and Manager now desire to amend the provisions of paragraph 7 of the Management Agreement to further limit the compensation payable to Manager under the Management Agreement and to amend certain other provisions of the Management Agreement;

       NOW, THEREFORE, for and in consideration of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Master Club and Manager hereby agree as follows:

       A. Paragraph 7 of the Management Agreement is hereby deleted in its entirety and replaced with the following new paragraph 7:

              7. Compensation to Manager. As compensation for Manager's services hereunder, Manager is entitled to retain for its own account during each calendar year during the term of this Agreement an amount equal to the lesser of (a) fifteen percent (15%) of the Gross Revenues (as defined hereinbelow) for the year or (b) the amount by which the Gross Revenues for the year exceed the total of (i) all accrued expenses of any kind whatsoever ("Expenses") incurred by the Resorts during the year (exclusive of any fees paid or payable to the Master Club by the Resorts) and incurred by the Master Club during the year in performing its duties and obligations under the Master Club Agreement and (ii) the total of all unpaid Shortfalls for any preceding years commencing after December 31, 1992 (as defined hereinbelow). If in any year commencing after December 31, 1992, the compensation paid to Manager pursuant to this Agreement (exclusive of any amounts for prior Shortfalls) does not equal fifteen percent (15%) of the Gross Revenues for the year then an additional amount equal to the difference between (x) 15% of the Gross Revenues for such year and (y) the amount of compensation actually paid to Manager (exclusive of any amounts for prior Shortfalls) for such year (the "Shortfall") shall be payable to Manager in any subsequent year or years in which the Gross Revenues for such year or years are more than sufficient to pay all Expenses and all prior unpaid Shortfalls, until such Shortfall is fully paid out of such excess Gross Revenues. As used herein, the term Gross Revenues shall mean the amount of all dues, assessments, late charges and any other amounts accrued by Manager from the members of the Club pursuant to paragraph 4(a) hereinabove, plus (ii) the amount of income generated by the Resorts and accrued by Manager pursuant to paragraph 4(b) hereinabove.

              Such accruals shall be determined by Manager in its reasonable discretion using its normal accounting practices. The amount payable hereunder to Manager shall be paid in approximately equal monthly installments throughout the year based on the annual budget of the Master Club, as adjusted from time to time throughout the year, with final adjustments being made as of December 31 of the year to determine the exact amount due and payable to Manager for the year under the preceding provisions. After such final adjustments are made, any balance due Manager shall be promptly paid, and any overpayment shall be promptly repaid by Manager.

       B. Prior to the effective date of this Amendment, Manager was owed the sum of $400,719.05 as of December 31, 1992, for unpaid compensation under the then terms of the Management Agreement. The Master Club and Manager agree that such amount shall be paid to Manager during 1993, that such amount shall be in addition to the compensation otherwise payable to Manager for 1993 under restated Paragraph 7, above, and that such amount shall not be treated as compensation or as a Shortfall for purposes of such restated Paragraph 7.

       C. Except as expressly amended hereby, the original terms and conditions of the Management Agreement are hereby ratified and confirmed by the Master Club and Manager. This Amendment inures to the benefit of, and is binding upon, the Master Club and Manager and their respective successors, legal representatives and assignees.

       D. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were up on the same instrument, and all such counterparts shall be deemed one in the same instrument.

       EXECUTED the 28th day of December, 1993.


                                   MASTER CLUB:


                                   MASTER ENDLESS ESCAPE CLUB,
                                   a Texas non-profit corporation


                                   By:      /s/ SHARON K. BRAYFIELD
                                           -------------------------------
                                   Its:     President
                                           --------------------------------

                                   MANAGER:


                                   ASCENSION RESORTS, LTD., a Texas
                                   limited partnership

                                   By:     ASCENSION CAPITAL CORPORATION,
                                           a Texas corporation,
                                           General Partner

                                           By:     /s/ ROBERT E. MEAD
                                                  ---------------------------
                                           Its:    Chief Executive Officer
                                                  ---------------------------





                                       2